Exhibit 4.4
SECOND SUPPLEMENTAL INDENTURE
This Second Supplemental Indenture (this “Supplemental Indenture”), dated as of April 13, 2022, among Gamesys Group Limited, a United Kingdom private limited company, Gamesys Limited, a United Kingdom private limited company, Gamesys Group (Holdings) Limited, a Jersey registered private company, Gamesys Jersey Limited, a Jersey registered private company, Bally’s Holdings UK Limited, a Jersey registered private company, Dumarca Holdings Limited, a Malta private limited company, and Dumarca Gaming Limited, a Malta private limited company (each a “Guaranteeing Subsidiary” and, collectively, the “Guaranteeing Subsidiaries”), each a subsidiary of Bally’s Corporation (or its permitted successor), a Delaware corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of August 20, 2021 (as amended and supplemented from time to time, the “Indenture”), providing for the issuance of 5.625% Senior Notes due 2029 and 5.875% Senior Notes due 2031 (together, the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Company’s Obligations under the Notes of each series and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture without the consent of Holders of the Notes of any series.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the benefit of each other and the equal and ratable benefit of the Holders of the Notes as follows:
1.    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    Agreement to Guarantee. The Guaranteeing Subsidiaries hereby agree to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.
3.    No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes of any series by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes of any series. The waiver may not be effective to waive liabilities under the federal securities laws.
4.    GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
5.    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
6.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
7.    The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.
8.    Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder shall be bound hereby.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated: April 13, 2022
Gamesys Group Limited

By: __/s/ D.J. Talisman _______________________
    Name: Daniel Talisman
    Title: Director

[Signature Page to Second Supplemental Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated: April 13, 2022
Gamesys Limited

By: __/s/ D.J. Talisman _______________________
    Name: Daniel Talisman
    Title: Director

[Signature Page to Second Supplemental Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated: April 13, 2022
Gamesys Group (Holdings) Limited

By: __/s/ D.J. Talisman _______________________
    Name: Daniel Talisman
    Title: Director

[Signature Page to Second Supplemental Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated: April 13, 2022
Gamesys Jersey Limited

By: __/s/ D.J. Talisman _______________________
    Name: Daniel Talisman
    Title: Director

[Signature Page to Second Supplemental Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated: April 13, 2022
Bally’s Holdings UK Limited

By: __/s/ D.J. Talisman _______________________
    Name: Daniel Talisman
    Title: Director

[Signature Page to Second Supplemental Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated: April 13, 2022
Dumarca Holdings Limited

By: __/s/ Simon Mizzi _______________________
    Name: Simon Mizzi
    Title: Director

[Signature Page to Second Supplemental Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated: April 13, 2022
Dumarca Gaming Limited

By: __/s/ Simon Mizzi _______________________
    Name: Simon Mizzi
    Title: Director

[Signature Page to Second Supplemental Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated: April 13, 2022
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:     /s/ Laurel Casasanta
Name: Laurel Casasanta
Title: Vice President

[Signature Page to Second Supplemental Indenture]